SUZHOU JINKAI TEXTILE CO., LTD

Consolidated Balance Sheets

	September 30, 2010	December 31, 2009
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$3,559,878	$3,303,848
Restricted cash	9,449,430	3,059,078
Notes receivable	2,497,044	2,600,480
Accounts receivable	10,872,740	6,404,518
Advance to suppliers	5,183,086	1,084,251
Inventories	3,584,558	4,532,761
Prepaid expenses	-	26,327
Loans to third parties	119,206	65,163
		,
Total current assets	35,265,942	21,076,426

Property plant and equipments, net	16,996,992	14,996,723
Land use rights and land development, net	4,076,335	4,054,796

TOTAL ASSETS	$56,339,269	$40,127,945

LIABILITIES AND EQUITY

Current liabilities:
Short-term bank loans	$18,378,346	$12,322,296
Notes payable	16,812,098	9,822,734
Accounts payable	1,001,159	589,376
Advances from customers	1,331,981	552,932
Income tax payable	652,833	483,227
Other payables	3,805,224	925,366
Amount due to shareholder	64,197	-
Capital lease payable-current portion	311,738	313,727
h
Total current liabilities	42,357,576	25,009,658

Capital lease payable-long-term portion	262,197	485,540
Total Liabilities	42,619,773	25,495,198

Commitments and contingencies

Equity:
Paid-in capital	10,880,070	10,880,070
Statutory reserve	685,367	685,367
Retained earnings	(96,157)	1,613,820
Accumulated other comprehensive income	1,727,168	1,453,490
Total Equity attributable to Jinkai	13,196,448	14,632,747

Noncontrolling interest	523,048	-
Total Equity	13,719,496	14,632,747
TOTAL LIABILITIES AND EQUITY	$56,339,269	$40,127,945

See notes to the unaudited consolidated financial statements

F-1

SUZHOU JINKAI TEXTILE CO., LTD

Consolidated Statements of Income and Comprehensive Income

	For the Nine months ended September 30,
	2010	2009
	(Unaudited)	(Unaudited)
Sales	$53,851,180	$35,832,711
Cost of sales	46,751,772	30,133,355
Gross margin	7,099,408	5,699,356

General and administrative expenses	1,551,129	917,916
Selling expenses	563,774	310,264
Total operating expenses	2,114,903	1,228,180

Income from operations	4,984,505	4,471,176

Other income/(expense)
Subsidy income	863,102	590,559
Interest income	67,868	46,297
Interest expense	(974,258)	(776,009)
Other income	149,498	128,962
	106,210	(10,191)

Income before income tax expense	5,090,715	4,460,985

Income taxes expense	1,168,381	1,042,155

Net income before allocation to noncontrolling interests	3,922,334	3,418,830
Add: Net loss attributable to the noncontrolling interests	14,167	-
Net income attributable to Jinkai	3,936,501	3,418,830
Other comprehensive income

Net income	3,922,334	3,418,830
Foreign Currency Translation Adjustment	284,285	34,654
Comprehensive Income	$4,206,619	$3,453,484
Less: Comprehensive income attributable to noncontrolling interests	(3,560)	-
Comprehensive Income Attributable to Jinkai	$4,210,179	$3,453,484

See notes to the unaudited consolidated financial statements

F-2

SUZHOU JINKAI TEXTILE CO., LTD

Consolidated Statements of Cash Flows

	For the Nine months ended September 30,
	2010	2009
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$3,922,334	$3,418,830
Adjustments to reconcile net income to net cash provided by operation activities
Depreciation	1,256,356	1,035,325
Amortization of land use rights and land development	63,332	19,005
Loss on disposal of plant and equipment	-	2,836
Changes in operating assets and liabilities:
Change in restricted cash	(6,217,020)	162,529
Notes receivable	154,707	58,104
Accounts receivable	(4,259,980)	70,126
Advance to suppliers	(4,005,574)	(740,021)
Inventories	1,024,246	2,158,932
Prepaid expenses	26,407	-
Loans to third parties	(51,775)	(2,969,509)
Amount due from owners	-	(4,887,552)
Notes payable	6,667,612	(1,231,073)
Accounts payable	392,610	1,639,444
Advance from customers	754,245	709,168
Income tax payable	156,801	311,078
Other payables	2,810,993	(1,029,794)
Amount due to owners	63,083	-
)
Net cash provided by(used in) operating activities	2,758,377	(1,272,572)

Cash flows from investing activities:
Purchases of property plant and equipment	(2,915,876)	(606,524)
Payment for land use right and land development	(1,752)	(1,429,841)

Net cash used in investing activities	(2,917,628)	(2,036,365)

Cash flows from financing activities:
Contribution from non-controlling interests	526,608	-
Repayments of capital lease obligations	(237,732)	(116,916)
Proceeds from bank loans	15,167,831	9,921,798
Repayments of bank loans	(9,468,341)	(5,392,758)
Dividend paid to owners	(5,646,478)	-

Net cash provided by financing activities	341,888	4,412,124

Effect of foreign currency fluctuation on cash and cash equivalents	73,393	1,832

Net increase in cash and cash equivalents	256,030	1,105,019

Cash and cash equivalents- beginning of period	3,303,848	428,539

Cash and cash equivalents- end of period	$3,559,878	$1,533,558

Supplementary cash flow information:

Cash paid for interest expense	$974,258	$776,009
Cash paid for income tax	$1,011,580	$713,615

 See notes to the unaudited consolidated financial statements

F-3

SUZHOU JINKAI TEXTILE CO., LTD

Notes to the Unaudited Consolidated Financial Statements

Note 1 - Organization and Description of Business

Suzhou Jinkai Textile Co., Ltd (the “Jinkai” or “Company”) and its subsidiaries, Suzhou Hangyu Textile Co., Ltd (the “Hangyu”), Taicang Jinkai Differentiated Fibers Research and Development Co., Ltd ( the “Taicang Jinkai”), Suzhou Zhongxian Supply Chain Management Co., Ltd ( the “ Zhongxian”), are collectively referred to as the “Group”.

Jinkai was organized under the laws of People’s Republic of China (the “PRC”) on April 17, 2001 with registered capital of $7,140,958, which was 90% owned by Mr. Chen Jinle, the Companies’ chairman, and 10% owned by Mr. Chen Chenxu, Mr. Chen Jinle’s nephew. In 2008, the owners injected further capital of $1,459,769 (RMB10,000,000) in Jinkai. Taicang Jinkai Differentiated Fibers Research and Development Co., Ltd (“Taicang Jinkai”) was established on April 25, 2008 with registered capital of $146,088, which was the wholly owned subsidiary of Jinkai.

Hangyu was organized under the laws of People’s Republic of China (the “PRC”) on January 11, 2006 with registered capital of $2,279,343, which was 90% owned by Mr. Chen Jinle, and 10% owned by Mr. Chen Chenxu. The Companies are engaged in the manufacturing and sales of terylene partially oriented filament and terylene draw textured yarn.

On January 28, 2010, Mr. Chen Jinle and Mr. Chen Chenxu, the two shareholders of Hangyu, signed Share Transfer Agreements (the “Agreements”) with Jinkai respectively. Pursuant to the Agreements, Mr. Chen Jinle and Mr. Chen Chenxu transferred their total equity interest of Hangyu, representing 90% and 10%, respectively, to Jinkai as capital injection. Jinkai increased its registered capital from $8,600,727 (RMB66,000,000) to $10,880,070 (RMB84,000,000), Therefore, Hangyu became the wholly owned subsidiary of Jinkai since then.

On February 2, 2010, Zhongxian, a new subsidiary of Jinkai, was organized under the laws of People’s Republic of China (the “PRC”) with registered capital of $1,170,104 (RMB 8,000,000). On the date of inception, Jinkai owns 20% and Mr. Chen Jinle owns 30% of Zhongxian’s equity interest. In April 2010, Mr. Chen Jinle and another individual owner of Zhongxian transferred 10% and 25%, respectively, equity interest in Zhongxian to Jinkai for cash. Jinkai owns 55% equity interest of Zhongxian since then.

On November 20, 2010, Jinkai entered into a series of agreements with its owners and Taicang Kehui Consultants Service Limited (“Kehui”), providing Kehui the ability to control Jinkai , including its financial interest (see Note 23). Thus, Jinkai qualifies as a Variable Interest Entity (the “VIE”). Therefore subsequent financial statements of Kehui will present Jinkai on a consolidated basis in accordance with ASC 810-10 .

Basis of presentation – going concern

The unaudited consolidated financial statements of Suzhou Jinkai Textile Co., Ltd have been prepared on a going-concern basis which assumes that the Company will be able to realize assets and discharge liabilities in the normal course of business for the foreseeable future.

For the nine months ended September 30, 2010, the Company has negative working capital, which raises substantial doubt about the Company's ability to continue as a going concern.  The ability of the Company to meet its commitments as they become payable is dependent on the ability of the Company to obtain necessary financing or achieve a consistently profitable level of operations.  The management plans to raise necessary working capital by obtaining new loans from banks, and the owners of the Company would provide any capital gap. There are no assurances that the Company will be successful in achieving these goals.

These financial statements do not give effect to adjustments to the amounts and classifications to assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

Note 2 - Summary of Significant Accounting Policies

Principles of consolidation and basis of presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted as permitted by rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), although we believe that the disclosures made are adequate to provide for fair presentation. The accompanying unaudited consolidated financial statements should be read in conjunction with the audited combined financial statements as of December 31, 2009 of Jinkai and Hangyu.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair statement of the financial position as of September 30, 2010, and the results of operations and cash flows for the nine months ended September 30, 2009 and 2010, have been made. The results of operations for the nine months ended September 30, 2010 are not necessarily indicative of the results for the full fiscal year ending December 31, 2010.

The accompanying consolidated financial statements include Jinkai, Hangyu, Taicang Jinkai and Zhongxian. All inter-company transactions and balances have been eliminated in consolidation.

Recently issued accounting pronouncements

In April 2010, the FASB issued ASU 2010-13, Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  Earlier application is permitted.  The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In May 2010, the FASB issued ASU 2010-19, Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates.  The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

After May 2010, FASB issued several ASUs-ASU-20 through ASU-26, which do not require adoption until a future date are not expected to have a material impact on the consolidated financial statement upon adoption.

NOTE 3 – Restricted cash

The Companies are required to make a restricted security deposit between 30% and 100% of the face amount of the notes payable accepted by the bank for the Companies until the notes are settled. Cash restricted for this purpose amounted to $9,449,430 and $3,059,078, as of September 30, 2010 and December 31, 2009, respectively. (See Note 12)

NOTE 4 – Notes receivable

Notes receivables of $2,497,044 as of September 30, 2010 and $2,600,480 as of December 31, 2009 represents bank acceptance notes the Company received from customers for sales of products. The notes have maturity durations of 6 months, bear no interest and are accepted by banks.

NOTE 5 – Accounts receivable

Accounts receivable at September 30, 2010 and December 31, 2009 consisted of the following:

	September 30, 2010	December 31, 2009
	(Unaudited)

Accounts receivable	$10,872,740	$6,404,518

No allowance for doubtful accounts was recorded during the nine months ended September 30, 2010 and 2009 as management believes no accounts are uncollectible as of September 30, 2010 and 2009. All balances have been collected subsequent to the balance sheet dates.

NOTE 6 – Advance to suppliers

In order to secure stock supplies of raw materials, the Company made advance payments to certain suppliers. As of September 30, 2010 and December 31, 2009, the advance payments to suppliers amounted to $6,906, 464 and $1,084,251, respectively.

NOTE 7 –Inventory

Inventories consisted of the following:

	September 30, 2010	December 31, 2009
	(Unaudited)
Raw materials	$1,623,998	$2,896,670
Work in progress	1,472,233	747,881
Finished goods	488,327	888,210

	$3,584,558	$4,532,761

No provision for inventory obsolescence was recorded during the nine months ended September 30, 2010 and 2009.

NOTE 8 –Loans to third parties

Loans to third parties of $119,206 as of September 30, 2010 and $65,163 as of December 31, 2009 were non-interest bearing loans, representing loan receivable due on the Companies’ demand.

NOTE 9 –Property plant and equipment, net

Property, plant and equipment as of September 30, 2010 and December 31, 2009 consisted of the following:

	September 30, 2010	December 31, 2009
	(Unaudited)

Buildings and plants	$4,764,063	$3,417,012
Machinery and equipment	15,587,234	13,427,030
Office equipment and furniture	715,383	392,208
Motor vehicles	467,871	354,580
Construction in progress	465,498	1,054,631
	22,000,049	18,645,461
Less: Accumulated depreciation	(5,003,057)	(3,648,738)

	$16,996,992	$14,996,723

The depreciation expenses were $1,256,356 and $1,035,325 for the nine months ended September 30, 2010 and 2009, respectively. The net book value of the equipments used to guarantee bank loans were $4,408,527 at September 30, 2010 and $4,929,854 at December 31, 2009. The net book value of the buildings used to guarantee bank loans was $2,887,104 at September 30, 2010 and $2,919,223 at December 31, 2009. (See Note 11)

NOTE 10 –Land use rights and land development, net

Land use rights and land development, net as of September 30, 2010 and December 31, 2009 consisted of the following:

	September 30, 2010	December 31, 2009
	(Unaudited)

Land use right	$1,511,924	$1,479,419
Land development	2,769,394	2,713,051
Less: Accumulated amortization	(204,983)	(137,674)

	$4,076,335	$4,054,796

Amortization expenses were $63,332 and $19,005 for the nine months ended September 30, 2010 and 2009, respectively. The net book value of the lands used to guarantee bank loans was $3,958,647 at September 30, 2010 and $3,937,461 at December 31, 2009. (See Note 11)

NOTE 11 –Short-term bank loans

Short-term bank loans as of September 30, 2010 and December 31, 2009 consisted of the following:

	September 30, 2010	December 31, 2009
	(Unaudited)
Loan from China Construction Bank, with an interest rate of 4.779%, collateralized by land and buildings, matured on February 25, 2010	$ -	$ 1,316,328
Loan from China Construction Bank, with an interest rate of 4.779%, collateralized by land and plant, guaranteed by Suzhou Danuo foundry Co., Ltd., matured on May 25, 2010	-	994,559
Loan from China Construction Bank, with an interest rate of 4.779%, collateralized by land, buildings and equipments, matured on May 26, 2010	-	1,053,063
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 8.496%, collateralized by equipments, matured on May19, 2010	-	1,170,070
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 8.496%, collateralized by equipments, matured on June 8, 2010	-	292,517
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 7.776%, guaranteed by Suzhou Chenglian Investment and Guaranty Co.,Ltd., matured on April 20, 2010	-	292,517
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 7.776%, guaranteed by Suzhou Chenglian Investment and Guaranty Co.,Ltd., matured on April 26, 2010	-	438,776
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 8.496%, guaranteed by Suzhou Chenglian Investment and Guaranty Co.,Ltd., maturing on November 17, 2010	746,480	731,294
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 8.496%, guaranteed by Suzhou Chenglian Investment and Guaranty Co.,Ltd., maturing on November 25, 2010	298,592	292,517
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 5.31%, guaranteed by Suzhou Chenglian Investment and Guaranty Co., Ltd., maturing on November 19, 2010	298,592	292,517
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 7.29%, guaranteed by Suzhou Chenglian Investment and Guaranty Co., Ltd. , matured on April 29, 2010	-	292,517
Loan from China Construction Bank, with an interest rate of 6.1065%, guaranteed by Suzhou Jinkai Textile Co., Ltd, matured on February 3, 2010	-	146,259
Loan from China Construction Bank, with an interest rate of 5.841%, guaranteed by Suzhou Jinkai Textile Co., Ltd, matured on August 16, 2010	-	914,117
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 7.965%, guaranteed by Taicang Agriculture development Investment & Guaranty Co., Ltd. , matured on February 21, 2010	-	731,294
Loan from China Merchants Bank, with an interest rate of 5.31%, guaranteed by Xiang Tang Group, matured on September 23, 2010	-	1,462,587
Loan from China Construction Bank, with an interest rate of 5.841%, guaranteed by Suzhou Jinkai Textile Co., Ltd, matured on November 11, 2010	1,940,849	1,901,364
Loan from China Construction Bank, with an interest rate of 5.31%, collateralized by land and buildings, maturing on February 23, 2011	1,343,665	-
Loan from China Construction Bank, with an interest rate of 4.779%, collateralized by land and buildings, maturing on May 20, 2011	1,015,213	-
Loan from China Construction Bank, with an interest rate of 4.779%, collateralized by land and equipments, maturing on May 18, 2011	1,074,932	-
Loan from China Construction Bank, with an interest rate of 4.779%, guaranteed by XiangTang Group Ltd., maturing on August 2, 2011	1,418,313	-
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 7.965%, guaranteed by Suzhou Chenglian Investment and Guaranty Co., Ltd. , maturing on January 25, 2011	1,791,553	-
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 5.31%, collateralized by bank deposit , maturing on March 10, 2011	1,701,975	-
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 7.29%, collateralized by equipments, matured on October 14, 2010	298,592	-
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 7.29%, collateralized by equipments, matured on October 14, 2010	447,888	-
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 7.29%, collateralized by equipments, matured on October 21, 2010	298,592	-
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 7.29%, collateralized by equipments, matured on November 16, 2010	597,184	-
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 7.29%, guaranteed by Suzhou Jinkai Textile Co., Ltd, matured on November 17, 2010	597,184	-
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 7.29%, guaranteed by equipments, maturing on December 2, 2010	298,592	-
Loan from China Merchants Bank, with an interest rate of 5.841%, guaranteed by XiangTang Group Ltd., maturing on January 5, 2011	1,492,961	-
Loan from Industrial and Commercial Bank of China, with an interest rate of 4.86%, collateralized by notes receivable, maturing on January 23, 2011	149,296	-
Loan from Industrial and Commercial Bank of China, with an interest rate of 4.86%, collateralized by notes receivable, maturing on May 18, 2011	89,578	-
Loan from Industrial and Commercial Bank of China, with an interest rate of 4.86%, collateralized by notes receivable, maturing on May 17, 2011	89,578	-
Loan from China Construction Bank, with an interest rate of 5.841%, guaranteed by Suzhou Jinkai Textile Co., Ltd, maturing on February 1, 2011	149,296	-
Loan from China Merchants Bank, with an interest rate of 5.31%, guaranteed by XiangTang Group Ltd., maturing on September 19, 2011	1,492,961	-
Loan from Jiangsu Rural Commercial Bank, with an interest rate of 7.965%, guaranteed by TaiCang Agriculture Development Co., Ltd., maturing on February 7, 2011	746,480	-
	$18,378,346	$12,322,296

The interest expenses for these bank loans were $974,258 and $776,009 for the nine months ended September 30, 2010 and 2009, respectively. The weighted average interest rates for these bank loans were 6.13% and 6.29% at September 30, 2010 and December 31, 2009, respectively. The loans’ terms are between five and twelve months. The net book value of the lands used to guarantee these bank loans was $3,958,647 and $3,937,461 at September 30, 2010 and December 31, 2009, respectively. The net book value of the equipments used to guarantee these bank loans was $$4,408,527 and $4,929,854 at September 30, 2010 and December 31, 2009, respectively. The net book value of the buildings used to guarantee these bank loans was $2,887,104 and $2,919,223 at September 30, 2010 and December 31, 2009, respectively.

NOTE 12 –Notes payable

The Companies issued certain notes payable to suppliers which are guaranteed by the banks. These notes payable were issued as replacements of the accounts payable and bear no interest. The terms of these draft notes payable vary depending on the negotiations with the suppliers. Typical terms are six months. On the maturity dates, the note holders present these notes to the banks to draw cash based on the note amounts. The Companies are subject to a bank fee of 0.05% on notes payable amounts.

The Companies are required to make a restricted security deposit between 30% and 100% of the face amount of the notes in the banks until the notes are settled. Cash restricted for this purpose amounted to $9,449,430 and $3,059,078, as of September 30, 2010 and December 31, 2009. (See note 3)

NOTE 13 –Other payables

Other payables as of September 30, 2010 and December 31, 2009 consisted of the following:

	September 30, 2010	December 31, 2009
	(Unaudited)

Payable for purchasing equipment	$1,886,326	$524,810
Accrued expense	1,017,661	192,071
Payroll payable and welfare payables	180,967	149,028
Other tax payables	371,413	59,457
Others	348,857	-

	$3,805,224	$925,366

NOTE 14 –Capital lease payable

In September 2009, the Companies signed a lease agreement with an equipment supplier under a capital lease arrangement. The arrangement entitles the Companies a right to purchase the leased high-speed stretch yarn machines at $0 at the end of the 3-year lease term. The installations for these machines were completed in December 2009. The leased assets were recorded under property plant and equipment at the present value of minimum lease payment and amortized over the estimated productive lives, which is 10 years, on a straight-line basis. Capital lease obligations at September 30, 2010 and December 31, 2009 consisted of the following:

	September 30, 2010	December 31, 2009
	(Unaudited)

Capital lease obligation-current portion	$311,738	$313,727
Capital lease obligation-long-term portion	262,197	485,540

Total capital lease obligation	$573,935	$799,267

The following table sets out the remaining contractual maturities at the balance sheet date of the capital lease, which are based on contractual undiscounted cash flows (including interest payments computed using loan rate of the People’s Bank of China.) and the earliest date the Companies would be required to repay:

Amount

2010	$81,426
2011	322,793
2012	220,794
Total	625,013
Less: Amount representing interest	(51,078))
Total at present value	$573,9357

As of September 30, 2010, the gross amount of the equipment recorded under capital lease agreement was $1,032,862, depreciation expense for the nine months ended September 30, 2010 and 2009 was $64,144 and $0.

NOTE 15 –Statutory reserve

The company is required to allocate at least 10% of its after tax profits as determined under generally accepted accounting principal in the PRC to a statutory surplus reserve until the reserve balance reaches 50% of its registered capital. For the year ended December 31, 2009, the Company made appropriation to this statutory reserve of $481,506. The accumulated balance of the statutory reserve of the Company as of December 31, 2009 was $685,367. The Company is required to appropriate statutory reserve annually, generally in the end of each years, therefore, as of September 30, 2010, the accumulated balance of statutory reserve was $685,367, same as the balance of December 31, 2009.

In accordance with the PRC laws and regulations, the Companies are restricted in their ability to transfer a portion of its net assets to the Company in the form of dividends, which amounted to $685,367 representing the amount of accumulated balance of statutory reserve of Jinkai and Hangyu attributable to the owner of the Company, as of September 30, 2010 and December, 31 2009.

NOTE 16 –Subsidy income

Subsidy income of $863,102 and $590,559 for the nine months ended September 30, 2010 and 2009, respectively, represented governmental subsidies received by the Companies from the local government as the innovation fund to the Companies who met the conditions of being the Technology Middle/Small Enterprise.

NOTE 17 –Income taxes

Income taxes expense for the nine months ended September 30, 2010 and 2009 represents PRC current income taxes. Income taxes expenses of $1,168,381 and $1,042,155 for the nine months ended September 30, 2010 and 2009, respectively.

The Companies are subject to PRC Enterprise Income Tax (EIT) on the taxable income. According to PRC tax laws and regulations, the Companies are subject to EIT with the tax rate 25% since January 1, 2008.

Reconciliation between the statutory PRC EIT rate of 25% and the effective tax rate is as follows:

	Nine Months Ended September 30
	2010	2009
	%	%
Reconciling items:
PRC statutory tax rate	25	25
Non-taxable subsidy income	(12)	(7)
Non-deductable expenses	10	5

Effective tax rate	23	23

NOTE 18 –Related party transaction

The Company made a loan to owner Mr. Chen Jinle of $4,887,552 during the nine months ended September 30, 2009. The loan was non-interest bearing, and receivable upon the Company’s demand. The loan was repaid by Mr. Chen Jinle before December 31, 2009.

NOTE 19 –Concentrations and credit risks

As of September 30, 2010 and December 31, 2009, the Companies held cash in banks of $3,559,878 and $3,303,848, respectively that is uninsured by the government authority. To limit exposure to credit risk relating to deposits, the Companies primarily place cash deposits only with large financial institution in the PRC with acceptable credit rating.

The Companies’ operations are carried out in the PRC. Accordingly, the Companies’ business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

No single customer accounted for 10% or more of the total sales for the nine months ended September 30, 2010 and 2009.

Two major suppliers accounted for 68% ($26,674,794) of the Companies’ inventory purchase for the nine months ended September 30, 2010. Three major suppliers accounted for 77% ($18,294,563) of the Companies inventory purchase for nine months ended September 30, 2009. If these suppliers terminate their supply relationship with the Companies, the Companies may be unable to purchase sufficient raw material on acceptable terms, and finally the Companies’ financial results may be adversely affected.

NOTE 20 –Dividends

During the nine months ended September 30, 2010, Jinkai declared and paid cash dividends in the amount of $5,646,478 to its owners.

NOTE 21 – Commitments and contingencies

The following table sets forth the Companies' contractual obligations by specified categories as of September 30, 2010:

	Payment Due by Period
	Total	Less Than 1 Year	More Than 1 Year
Capital lease commitments	$625.,013	$325,704	$299,309
Construction in progress	396,530	396,530	-
Total	$1,021,543	$722,234	$299,309

The Company is not currently a party to any legal proceeding, investigation or claim which, in the opinion of the management, is likely to have material adverse effect on the business, financial condition or results of operations.

The Companies has not recorded any legal contingencies as of September 30, 2010.

NOTE 22 –Subsequent events

On November 20, 2010, a series of agreements (the “VIE Agreements”) were entered into among Jinkai and its owners and Taicang Kehui Consulting Service Limited (“Kehui”), providing Kehui the ability to control Jinkai , including its financial interest as described below. Thus, Jinkai became a contractually controlled subsidiary of Kehui (the “Reorganization”).

Entrusted Management Agreement  – Pursuant to this entrusted management agreement among Kehui, the Jinkai’s shareholders and Jinkai (the “Entrusted Management Agreement”), Jinkai and its shareholders agreed to entrust the operations and management of the business to Kehui. Under the Entrusted Management Agreement, Kehui will manage Jinkai’s operations and assets, control all of Jinkai's cash flow through an entrusted bank account, will be entitled to Jinkai's net profits as a management fee, and will be obligated to pay all Jinkai payables and loan payments. The Entrusted Management Agreement will remain in effect until Kehui acquires all of the assets or equity of Jinkai. Prior to that acquisition, Jinkai will own all assets. Jinkai will continue to be the contracting party under its customer contracts, banks loans and certain other assets until such time as those may be transferred to Kehui.

Shareholders’ Voting Proxy Agreement  – Under the shareholders' voting proxy agreement among the Jinkai shareholders and Kehui, the Jinkai shareholders irrevocably and exclusively appointed the members of Kehui’s board of directors as their proxies to vote on all matters that require Jinkai shareholder approval.

Exclusive Option Agreement  – Under the exclusive option agreement among Kehui, Jinkai and the Jinkai shareholders (the “Exclusive Option Agreement”), the Jinkai shareholders have granted Kehui an irrevocable and exclusive purchase option (the “Option”) to acquire Jinkai’s equity and/or remaining assets, but only to the extent that the acquisition does not violate limitations imposed by PRC law on such transactions. Since current PRC law does not specifically allow non-PRC interest in a PRC entity that engages in business dealing with classified government information, accordingly, the Option is exercisable when PRC law and regulation would allow foreign equity interest in businesses dealing with classified government information. The consideration for the exercise of the Option is to be determined by the parties and memorialized in future, definitive agreements setting forth the kind and value of such consideration. To the extent Jinkai shareholders receive any of such consideration, the Option requires them to transfer (and not retain) the same to Jinkai or Kehui.

Share Pledge Agreement  – Under the share pledge agreement among Kehui and the Jinkai shareholders (the “Share Pledge Agreement”), the Jinkai shareholders have pledged all of their equity interests in Jinkai, including the proceeds thereof, to guarantee all of Kehui's rights. Prior to termination of the Share Pledge Agreement, the pledged equity interests cannot be transferred without Kehui's prior written consent.

Kehui was incorporated under the laws of PRC as the wholly owned subsidiary of Triple Success Holding LLC (“Triple Success “) on October 22, 2010. Triple Success was incorporated in United State of America as a limited liability company on May 25, 2010, which was a wholly owned subsidiary of Golden Stone Rising Limited (“Golden Stone”). Golden Stone is a corporation in British Virgin Islands (“ BVI ”) which was incorporated on June 22, 2010. Golden Stone, Triple Success and Kehui are collectively referred to as the “Control Group”.

As a result of these VIE Arrangements, Kehui maintained the ability to approve decision made by Jinkai and was entitled to substantially all of the economic benefits of Jinkai. Therefore, the Kehui consolidates Jinkai from the date of the agreements in accordance with ASC 810-10. Jinkai’s controlling shareholder also substantially owned more than 50% of Golden Stone at November 20, 2010. Golden Stone and Jinkai were considered under common control at the date of Reorganization. Therefore the Reorganization will be accounted for as a transaction between entities under common control in a manner similar to pooling of interests.

Kehui was incorporated under the laws of PRC as the wholly owned subsidiary of Triple Success Holding LLC (“Triple Success “) on October 22, 2010. Triple Success was incorporated in United State of America as a limited liability company on May 25, 2010, which was a wholly owned subsidiary of Golden Stone Rising Limited (“Golden Stone”). Golden Stone is a corporation in British Virgin Islands (“ BVI ”) which was incorporated on June 22, 2010.

The unaudited financial statements of Golden Stone as of September 30, 2010 were as below.

September 30, 2010
(Unaudited)
Assets
Cash and cash equivalents	$70,464
Total Assets	$70,464

Liabilities and Shareholders’ Equity
Current liabilities:
Due to shareholder	$70,464
Total liabilities	70,464

Shareholders’ equity:
Common stock ($.05 par value, 50,000,000 shares authorized, and 29,000 shares issued and outstanding as of September 30, 2010)	1,450
Subscription receivable	(1,450)
Total shareholders’ equity	-

Total Liabilities and Shareholders’ Equity	$70,464

There was no income or expenses in Golden Stone from the inception through September 30, 2010.

The following pro forma balance sheet of Golden Stone as of September 30, 2010 has been derived from the balance sheets of Jinkai, Kehui, Triple Success and Golden Stone at September 30, 2010, and adjusts such information to give the effect of the VIE agreements as if it would have existed on September 30, 2010.  The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the restructuring would have existed on September 30, 2010.

September 30, 2010
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$3,630,342
Restricted cash	9,449,430
Notes receivable	2,497,044
Accounts receivable	10,872,740
Advance to suppliers	5,183,086
Inventories	3,584,558
Prepaid expenses	-
Loans to third parties	119,206

Total current assets	35,336,408

Property plant and equipments, net	16,996,992
Land use rights and land development, net	4,076,335

TOTAL ASSETS	$56,409,733

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term bank loans	$18,378,346
Notes payable	16,812,098
Accounts payable	1,001,159
Advances from customers	1,331,981
Income tax payable	652,833
Other payables	3,805,224
Amount due to shareholder	134,661
Capital lease payable-current portion	311,738
h
Total current liabilities	42,428,040

Capital lease payable-long-term portion	262,197
Total Liabilities	42,690,273

Shareholders’ Equity:
Common stock ($.05 par value, 50,000,000 shares authorized, and 29,000 shares issued and outstanding as of September 30, 2010)	1,450
Additional paid-in capital	10,878,620
Statutory reserve	685,367
Retained earnings	(96,157)
Accumulated other comprehensive income	1,727,168
Total shareholders’ equity attributable to Golden Stone	13,196,448

Noncontrolling interest	523,048
Total Shareholders’ Equity	13,719,496
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$56,409,733

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